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                                                             EXHIBIT 10.30

                                 INDEMNITY AGREEMENT

     INDEMNITY AGREEMENT, effective as of August 14, 1997, between Anchor Gaming, a Nevada corporation (the "Company"), and Glen J. Hettinger (the "Indemnitee").

                                       RECITALS

     It is essential to the Company to retain and attract as directors and officers the most capable persons available.

     Indemnitee is a director or officer of the Company.

     Both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies in the present environment.

     The Articles of Incorporation and the Bylaws of the Company require the Company to indemnify and advance expenses to its directors to the fullest extent permitted by law and Indemnitee has been serving and continues to serve as director or officer of the Company in part in reliance on such Articles of Incorporation and Bylaws.

     In recognition of Indemnitee's need for substantial protection against personal liability in order to enhance Indemnitee's continued service to the Company in an effective manner and Indemnitee's reliance on the Articles of Incorporation and Bylaws of the Company, and in part to provide Indemnitee with specific contractual assurance that the protection promised by such Articles of Incorporation and Bylaws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of such Articles of Incorporation and Bylaws or any change in the composition of the Board of Directors of the Company or acquisition transaction relating to the Company), and in order to induce Indemnitee to continue to provide services to the Company as a director or officer, the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the directors' and officers' liability insurance policies of the Company.

     THEREFORE, in consideration of the foregoing and of Indemnitee continuing to serve the Company directly or, at its request, with another enterprise, and intending to be legally bound, the parties agree as follows:

     1. CERTAIN DEFINITIONS. For the purpose of this Agreement, the following terms have the meanings indicated.

     (a) "Change in Control" will be deemed to have occurred if (i) any "person" (as such

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term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as
amended (the "Exchange Act")), other than (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (B) an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (C) Stanley E. Fulton or any "person" including Stanley E. Fulton, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 20% or more of the total voting power represented by the then outstanding Voting Securities of the Company, (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the entire Board of Directors of the Company or of the nominating committee of the Board of Directors, and in either case considering only the votes of directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors of the Company, (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other entity, other than a merger or consolidation that would result in the Voting Securities of the Company outstanding immediately prior to such transaction continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale of disposition by the Company (in one transaction or a series of transactions) of all or a majority all of the assets of the Company.

     (b) "Expenses" include attorneys' fees and all other costs, excise taxes, liabilities, expenses, and obligations reasonably paid or incurred in conjunction with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in, or participate in any Proceeding relating to any Indemnifiable Event.

     (c) "Indemnifiable Event" means any event or occurrence that takes place either prior to or after the execution of this Agreement, related to the fact that Indemnitee is or was a director or an officer of the Company, or while a director or officer is or was serving at the request of the Company as a director, officer, employee, trustee, agent, or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity. The Indemnitee will be deemed to have been serving at the request of the Company at any time that he or she serves as a director, officer, employee, or agent of the Company or any subsidiary of the Company or while serving as a trustee or fiduciary of any employee benefit plan or trust relating to the Company and its subsidiaries.

     (d) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, or any inquiry, hearing, or investigation, whether conducted by or for the account of the Company or any other person, that Indemnitee in good faith believes might lead to the institution

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of any such action, suit, or proceeding, whether civil, criminal, administrative, investigative, or other.

     (e) "Reviewing Party" means any appropriate person or body consisting of a member or members of the Board of Directors of the Company or any other person or body appointed by the Board of Directors (including the special, independent counsel referred to in SECTION 3) who is not a party to the particular Proceeding with respect to which Indemnitee is seeking indemnification.

     (f) "Voting Securities" means any securities of the Company that vote generally in the election of directors.

     2.   AGREEMENT TO INDEMNIFY.

     (a) Subject to SECTION 2(C), in the event Indemnitee was, is, or becomes a party to, or witness or other participant in, or is threatened to be made a party to, or witness or other participant in, a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, the Company will indemnify Indemnitee to the fullest extent permitted by law, as soon as practicable but in any event no later than thirty days after written demand is presented to the Company, against any and all Expenses, judgments, fines, penalties, and amounts paid in settlement (including all interest, assessments, and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties, or amounts paid in settlement) of such Proceeding and any federal, state, local, or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement. Without limiting the foregoing, subject to SECTION 2(C), the Company will indemnify and hold harmless Indemnitee to the fullest extent authorized or permitted under the Nevada Corporation Law in effect at any time. Notwithstanding anything in this Agreement to the contrary, and except as provided in SECTION 5, prior to a Change in Control Indemnitee will not be entitled to indemnification pursuant to this Agreement in connection with any Proceeding initiated by Indemnitee against the Company or any director or officer of the Company unless the Company has joined in or consented to the initiation of such Proceeding. If so requested by Indemnitee, the Company will advance (within ten business days of such request) any and all Expenses to Indemnitee (as "Expense Advance").

     (b) Notwithstanding the foregoing, (i) the obligations of the Company under SECTION 2(A) will be subject to the condition that the Reviewing Party has not determined (in a written opinion, in any case in which the special, independent counsel referred to in SECTION 3 is involved) that Indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Company to make an Expense Advance pursuant to SECTION 2(A) will be subject to the condition that, if, when, and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company will be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; PROVIDED, HOWEVER, that if Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under

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applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law will not be binding and Indemnitee will not be required to reimburse the Company for any Expense Advance until a final judicial determination (as to which all rights of appeal have been exhausted or lapsed) is made with respect to such matter. Indemnitee's obligation to reimburse the Company for Expense Advances will be unsecured and no interest will be charged thereon. If there has not been a Change in Control the Reviewing Party will be selected by the Board of Directors, and if there has been such a Change in Control (other than a Change in Control that has been approved by a majority of the Board of Directors of the Company who were directors immediately prior to such Change in Control), the Reviewing Party will be the special, independent counsel referred to in SECTION 3. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee will have the right to commence litigation in any court in the State of Nevada having subject matter jurisdiction and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect of such determination, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party will otherwise be conclusive and binding on the Company and Indemnitee.

     (c) Indemnitee will not be entitled to any payment by the Company (i) in connection with any fine or similar governmental imposition that the Company is prohibited by applicable law from paying and that results from a final, nonappealable order; (ii) the extent it is based upon or attributable to Indemnitee in fact gaining a personal profit to which Indemnitee was not legally entitled, including, without limitation, profits made from the purchase and sale of equity securities of the Company that are recoverable by the Company pursuant to Section 16(b) of the Exchange Act, and profits arising from transactions in securities that were effected in violation of
Section 10(b) or Section 14(a) of the Exchange Act, including Rule 10b-5 and rule 14c-3 under the Exchange Act (iii) on account of remuneration paid to the Indemnitee in violation of applicable law; or (iv) if it is finally adjudged by a court of competent jurisdiction that such payment is unlawful or that the Indemnitee acted in a manner that was knowingly fraudulent, deliberately dishonest, or than constituted willful misconduct.

     3. CHANGE IN CONTROL. The Company agrees that if there is a Change in Control of the Company (other than a Change in Control that has been approved by a majority of the Board of Directors of the Company who were directors immediately prior to such Change in Control), then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnify payments and Expense Advances under this Agreement or any other agreement or under applicable law or the Articles of Incorporation or ByLaws of the Company now or hereafter in effect relating to indemnification for Indemnifiable Events, the Company will seek legal advance only from special, independent counsel selected by Indemnitee and approved by the Company (which approval will not be unreasonably withheld or delayed), and who has not otherwise performed services for the Company or the Indemnitee (other than in connection with such matters) within the last five years. Such independent counsel will not include any person who, under the applicable standards of

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professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement. Such counsel, among the other things, will render its written opinion to the Company and Indemnitees as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the special, independent counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys' fees), claims, liabilities, and damages arising out of or relating to this Agreement or the engagement of such special, independent counsel pursuant to this Agreement.

     4. INDEMNIFICATION FOR EXPENSES INCURRED IN ENFORCING THIS AGREEMENT. The Company will indemnify Indemnitee against any and all expenses (including attorneys' fees), and, if requested by Indemnitee, will (within ten business days of such request) advance such expenses to Indemnitee that are incurred by Indemnitee in connection with any claim asserted against or action brought by Indemnitee for (a) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or under applicable law or the Articles of Incorporation or Bylaws of the Company now or hereafter in effect relating to indemnification for Indemnifiable Events or (b) recovery under any directors' and officers' liability insurance policies maintained by the company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment, or insurance recovery, as the case may be.

     5. PARTIAL INDEMNITY. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties, and amounts paid in settlement of a Proceeding but not, however, for all of the total amount thereof, the Company will nevertheless indemnify Indemnitee for the full portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Proceedings relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee will be indemnified against all Expenses incurred in connection therewith.

     6. DEFENSE TO INDEMNIFICATION, BURDEN OF PROOF, AND PRESUMPTIONS. It will be a defense to any action brought by Indemnitee against the Company to enforce this Agreement (other than an action brought to enforce a claim for Expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking has been rendered to the Company) that Indemnitee has not met the standards of conduct that make it permissible under the Nevada General Corporation Law for the cCompany to indemnify Indemnitee for the amount claimed. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified under this Agreement, the burden of proving such a defense will be on the Company. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action by Indemnitee that indemnification of the claimant is proper under the circumstances because he or she has met the applicable standard of conduct set forth in the Nevada General Corporation Law, nor an

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actual determination by the Company (including its Board of Directors, independent legal counsel, or its stockholders) that Indemnitee had not met such applicable standard of conduct, will be a defense to the actions or create a presumption that Indemnitee has not met the applicable standard of conduct. For purposes of this Agreement, the termination of any claim, action, suit, or proceeding, by judgment, order, settlement (whether with or without court approval), or conviction, or upon a plea of nolo contendere, or its equivalent, will not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

     7. NON-EXCLUSIVITY. The rights of Indemnitee under this Agreement will be in addition to any other rights Indemnitee may have under the Articles of Incorporation or Bylaws of the Company or the Nevada General Corporation Law or otherwise. To the extent that a change in the Nevada General Corporation law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Articles of Incorporation or Bylaws of the Company or this Agreement, the parties to this Agreement agree that Indemnitee will enjoy under this Agreement the greater benefits so afforded by such change. No change in the Articles of Incorporation or Bylaws of the Company or in the Nevada General Corporation law subsequent to the date of this Agreement will have the effect of limiting or eliminating the indemnification available under this Agreement. If any change in any applicable law, statute, or rule diminishes the power of the Company to indemnify Indemnitee, such change, except to the extent otherwise required by law, statute, or rule to be applied to this Agreement, will have no effect on this Agreement or the parties' rights and obligations under this Agreement.

     8. LIABILITY INSURANCE. To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee will be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.

     9. PERIOD OF LIMITATIONS. No legal action will be brought and no cause of action will be asserted by or on behalf of the Company or any affiliate of the Company against Indemnitee, Indemnitee's spouse, heirs, executors, or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, or such longer period as may be required by state law under the circumstances, and any claim or cause of action of the Company or its affiliates will be extinguished and deemed released unless asserted by the timely filing of a legal action within such period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period will govern.

     10. AMENDMENT OF THIS AGREEMENT. No supplement, modification, or amendment of this Agreement will be binding unless executed in writing by both of the parties to this Agreement. No waiver of any of the provisions of this Agreement will be deemed or will constitute a waiver of any other provision of this Agreement (whether or not similar) nor will such waiver constitute a continuing waiver.

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     11.  SUBROGATION.  In the event of payment under this Agreement, the
Company will be surrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who will execute all documents required and will do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

     12. NO DUPLICATION OF PAYMENTS. The Company will not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, Bylaw, or otherwise) of the amounts otherwise indemnifiable under this Agreement.

     13. SETTLEMENT OF CLAIMS. The Company will not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without the written consent of the Company. The Company will not settle any action or claim in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee's written consent.
 Neither the Company nor Indemnitee will unreasonably withhold their consent to any proposed settlement. The Company will not be liable to indemnify Indemnitee under this Agreement with regard to any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

     14. BINDING EFFECT. This Agreement will be binding upon and inure to the benefit of and be enforceable by the parties and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or a majority of the business or assets of the Company, spouses, heirs and personal and legal representatives.
 The Company will require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all, substantially all, or a substantial part, of the business or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement will continue in effect regardless of whether Indemnitee continues to serve as a director or officer of the Company or of any other enterprise at the request of the Company.

     15. SEVERABILITY. The provisions of this Agreement will be severable in the event that any of the provisions of this Agreement (including any provision within a single section, paragraph, or sentence) is held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, and the remaining provisions will remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void, or otherwise unenforceable, that is not itself invalid, void, or unenforceable) will be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

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     16.  GOVERNING LAW.  This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Nevada applicable to contracts made and to be performed in such State without giving effect to the principles of conflicts of laws.

     17. CONSTRUCTION. The parties to this Agreement agree that it is their intent to grant broad indemnity rights to Indemnitee, that this Agreement will be broadly construed to give effect to such intent, and that no rule of public policy requiring strict construction of agreements to indemnify will apply to this Agreement.

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the 14th day of August, 1997.

                                   ANCHOR GAMING


                                   By: /s/Stanley E. Fulton
                                      ------------------------------------------
                                      Name:    Stanley E. Fulton
                                      Title:   Chairman of the Board and C.E.O.

                                       /s/Glen J. Hettinger
                                      ------------------------------------------
                                      Glen J. Hettinger, Indemnitee

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